Exhibit 24.1
POWER OF ATTORNEY
I, the undersigned director of RREEF Property Trust, Inc., do hereby constitute and appoint Anne-Marie Vandenberg and Eric M. Russell my true and lawful attorney with full power to sign for me and in my name in the capacity indicated below any and all amendments (including post-effective amendments) to the registration statement filed herewith as well as any registration statement for the same offering covered by this registration statement that is to be effective upon filing pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and generally do all such things in my name and in my capacity as a director to enable RREEF Property Trust, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming my signature as it may be signed by my said attorney to said registration statements and any and all amendments thereto.
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following person in the capacities and on the dates as indicated.

/s/ Gregg A. Gonsalves
Gregg A. Gonsalves
Director
October 29, 2022